As filed with the Securities and Exchange Commission on January 16, 2026.

Registration No. 333-292632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forgent Power Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3620	39-3386651
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11500 Dayton Parkway

Dayton, MN 55369

(763) 588-0536

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary J. Niederpruem

Chief Executive Officer

Forgent Power Solutions, Inc.

11500 Dayton Parkway

Dayton, MN 55369

(763) 588-0536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch Barbra J. Broudy Merritt S. Johnson Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Senet S. Bischoff Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Forgent Power Solutions, Inc., is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-292632) as an exhibits-only filing. Accordingly, this Amendment No. 1 consists of only the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein.

EXHIBIT INDEX

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1**	Articles of Incorporation of Forgent Power Solutions, Inc.

3.2**	Bylaws of Forgent Power Solutions, Inc.

3.3	Form of Articles of Incorporation of Forgent Power Solutions, Inc., amended and restated, to be in effect as of the consummation of this offering.

3.4	Form of Amended and Restated Bylaws of Forgent Power Solutions, Inc., amended and restated, to be in effect as of the consummation of this offering.

4.1*	Form of Certificate of Class A Common Stock of the Registrant.

5.1*	Opinion of Weil, Gotshal & Manges LLP.

10.1**	Credit Agreement, dated as of December 19, 2025, by and among the borrowers party thereto, Forgent Intermediate III LLC, a Delaware limited liability company, the lenders and issuing banks from time to time party thereto, and Jefferies Finance LLC, as administrative agent and as collateral agent.

10.2**	Form of Tax Receivable Agreement.

10.3**	Form of Registration Rights Agreement.

10.4*	Form of 2026 Equity Incentive Plan.

10.5	Form of Director and Officer Indemnification Agreement.

10.6	Form of Second A&R Opco LLC Agreement, to be in effect as of the consummation of this offering.

10.7	Form of Stockholders Agreement.

10.8*	Employment Agreement for Gary Niederpruem.

10.9*	Employment Agreement for Tyson Hottinger, amended and restated.

10.10*	Employment Agreement for Ryan Fiedler, amended and restated.

10.11*	Form of Grant Notice and Award Agreement.

10.12*	Form of Opco LLC Interest Purchase Agreement by and among Forgent Power Solutions, Inc. and the Existing Opco LLC Owners.

21.1**	List of Subsidiaries of the Registrant.

23.1**	Consent of BDO USA, P.C., as to Forgent Power Solutions, Inc.

23.2**	Consent of BDO USA, P.C., as to Forgent Intermediate LLC.

23.3*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.4**	Consent of BCE Partners, LLC.

24.1**	Power of Attorney (included on signature page).

99.1**	Consent of Neel Bhatia to be named as a director nominee.

99.2**	Consent of Trey Bivins to be named as a director nominee.

Exhibit No.	Description

99.3**	Consent of Frank Cannova to be named as a director nominee.

99.4**	Consent of Serge Gofer to be named as a director nominee.

99.5**	Consent of Peter Jonna to be named as a director nominee.

99.6**	Consent of David Savage to be named as a director nominee.

99.7**	Consent of Gregory M.E. Spierkel to be named as a director nominee.

99.8**	Consent of Anthony L. Trunzo to be named as a director nominee.

107**	Filing Fee Table.

*	To be filed by amendment.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Forgent Power Solutions, Inc. has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Minnesota on January 16, 2026.

Forgent Power Solutions, Inc.

By:	/s/ Gary J. Niederpruem
Name: Gary J. Niederpruem
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary J. Niederpruem Gary J. Niederpruem	Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2026

* Ryan S. Fiedler	Chief Financial Officer (Principal Financial Officer)	January 16, 2026

* Inez Lund	Principal Accounting Officer	January 16, 2026

*By:	/s/ Gary J. Niederpruem
Gary J. Niederpruem
Attorney-in-fact

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